Initials ______ Date ______ 1 STANDARD EXECUTIVE AGREEMENT BETWEEN DESIGNER BRANDS INC. AND SHEAMUS TOAL This Standard Executive Agreement (“Agreement”) by and between Designer Brands Inc. (the “Company”) and SHEAMUS TOAL (the “Executive”), collectively, the “Parties,” is effective as of the date signed (the “Effective Date”) and supersedes and replaces any other oral or written employment-related agreement between Executive and the Company except as specifically incorporated into the Agreement by reference. RECITALS WHEREAS, the Company has developed various systems, methods, techniques, business relationships and trade secrets which are of great value to it in its business, which are confidential, which would be of great value to its competitors, and which would place a competitor who was fully acquainted with such systems, methods, techniques, business relationships and trade secrets at an advantage over other competitors in competing for the business of the Company; and WHEREAS, Executive will continue to receive training in and will have access to the Company’s systems, methods, techniques, business relationships, trade secrets and other such valuable and confidential information; and WHEREAS, it is the mutual desire of the parties to provide for Executive’s employment by the Company under the terms and conditions set forth herein, and to provide the Company with reasonable protection of its business against future use by Executive of the information concerning the Company’s business which Executive shall receive from the Company; NOW, THEREFORE, for good and valuable consideration, the Company and Executive agree to the following: AGREEMENT 1.00 EXECUTIVE’S OBLIGATIONS 1.01 Scope of Duties. During such time as Executive is employed by the Company, Executive will: [1] Devote all available business time, best efforts and undivided attention to the Company’s business and affairs; carry out such duties and responsibilities as determined by the Company, and in carrying out these duties and responsibilities,

Initials ______ Date ______ 2 shall comply with all of the Company’s policies, procedures, rules and regulations, both written and oral, as are established by the Company from time to time; and [2] Not engage in any other business activity, whether or not for gain, profit or other pecuniary benefit. [3] However, the restriction described in Section 1.02[1] and [2] will not preclude Executive from: [a] Making or holding passive investments in outstanding shares in the securities of publicly-owned companies or other businesses, other than ownership of 2% or more of the voting stock of any organizations described in Section 1.05, regardless of when and how that investment was made; or [b] Serving on corporate, civic, religious, educational and/or charitable boards or committees but only if this activity [i] does not interfere with the performance of duties under this Agreement and [ii] is approved by Executive’s manager. 1.02 Confidential Information. [1] Obligation to Protect Confidential Information. Executive acknowledges that the Company and its subsidiaries, parent corporation and affiliated entities (collectively, “Group” and separately, “Group Member”) have a legitimate and continuing proprietary interest in the protection of Confidential Information (as defined in Section 1.02[2]) and have invested, and will continue to invest, substantial sums of money to develop, maintain and protect Confidential Information. Executive agrees [a] during and after employment with all Group Members whether or not such termination was voluntary [i] to hold in confidence and treat as proprietary to the Group any Confidential Information, [ii] not to use or disclose any Confidential Information except to promote and advance the Group’s business interests, and [b] immediately upon termination from employment with all Group Members, whether or not such termination was voluntary, to return to the Company any Confidential Information, and not to retain any such information including any reproduction or excerpt, and notwithstanding such return shall continue to hold such information in confidence. [2] Definition of Confidential Information. For purposes of this Agreement, Confidential Information collectively refers to all information or material that is non- public or Company treats as confidential, including, but not limited to, any confidential data, figures, projections, estimates, pricing data, customer lists, buying manuals or procedures, distribution manuals or procedures, other policy and procedure manuals or handbooks, supplier information, tax records, personnel histories and records, information regarding sales, information regarding properties and any other Confidential Information regarding the business, operations, properties or personnel of the Group (or any Group Member) which are disclosed to or learned by Executive as a result of employment with any Group

Initials ______ Date ______ 3 Member. Confidential Information shall not include [a] Executive’s personal personnel records or [b] any information that [i] Executive possessed before the date of initial employment (including periods before the Effective Date) with any Group Member that was a matter of public knowledge, [ii] became or becomes a matter of public knowledge through sources independent of Executive, [iii] has been or is disclosed by any Group Member expressly providing for no restrictions on its use, [iv] has been or is required to be disclosed by law or governmental order or regulation, or [v] Executive discloses to the appropriate governmental or regulatory agency solely for the purpose of reporting, participating in an investigation of, or participating in a proceeding involving a suspected violation of law. Executive also agrees that, if there is any reasonable doubt whether an item is public knowledge, to not regard the item as public knowledge until and unless the General Counsel of the Company confirms to Executive that the information is public knowledge or an arbitrator, acting under Section 6.00, finally decides that the information is public knowledge. [3] Intellectual Property. Executive expressly acknowledges that all right, title and interest to all inventions, designs, discoveries, works of authorship, and ideas conceived, produced, created, discovered, authored, or reduced to practice during Executive’s performance of services under this Agreement, whether individually or jointly with any Group Member (the “Intellectual Property”) shall be owned solely by the Group, and shall be subject to the restrictions set forth in Section 1.02[1] above. All Intellectual Property which constitutes copyrightable subject matter under the copyright laws of the United States shall, from the inception of creation, be deemed to be a "work made for hire" under the United States copyright laws and all right, title and interest in and to such copyrightable works shall vest in the Group. All right, title and interest in and to all Intellectual Property developed or produced under this Agreement by Executive, whether constituting patentable subject matter or copyrightable subject matter (to the extent deemed not to be a "work made for hire") or otherwise, shall be assigned and is hereby irrevocably assigned to the Group by Executive. Executive shall, without any additional consideration, execute all documents and take all other actions needed to convey Executive’s complete ownership interest in any Intellectual Property to the Group so that the Group may own and protect such Intellectual Property and obtain patent, copyright and trademark registrations for it. Executive agrees that any Group Member may alter or modify the Intellectual Property at the Group Member’s sole discretion, and Executive waives all right to claim or disclaim authorship. [4] Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing. [a] Immunity—An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—[i] is made—[1] in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and [2] solely for the purpose of reporting or investigating a suspected violation of law; or [ii] is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. [b] Use of Trade Secret Information in Anti- Retaliation Lawsuit—An individual who files a lawsuit for retaliation by an employer

Initials ______ Date ______ 4 for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—[i] files any document containing the trade secret under seal; and [ii] does not disclose the trade secret, except pursuant to court order. 1.03 Solicitation of Employees. Executive agrees that during employment, and for the longer of any period of salary continuation or for two (2) years after terminating employment with all Group Members, whether or not such termination was voluntary, Executive will [1] not, directly or indirectly, solicit any employee of any Group Member to leave employment with the Group, [2] not, directly or indirectly, employ or seek to employ any employee of any Group Member and [3] not cause or induce any of the Group’s (or Group Member’s) competitors to solicit for employment or employ any employee of any Group Member. 1.04 Solicitation of Third Parties. Executive agrees that during employment, and for the longer of any period of salary continuation or for two (2) years after terminating employment with all Group Members, whether or not such termination was voluntary, not, directly or indirectly, to recruit, solicit or otherwise induce or influence any customer, supplier, sales representative, lender, lessor, lessee or any other person having a business relationship with the Group (or any Group Member) to discontinue or reduce the extent of that relationship except in the course of discharging the duties described in this Agreement and with the good faith objective of advancing the Group’s (or any Group Member’s) business interests. 1.05 Non-Competition. Executive agrees that for the duration of the Salary Continuation Period (defined in Section 2.02(1) below) after terminating employment with all Group Members, Executive shall not, directly or indirectly, accept employment with, act as a consultant to, or otherwise perform services that are substantially the same or similar to those for which Executive was compensated by any Group Member (this comparison will be based on job-related functions and responsibilities and not on job title) for any business that directly competes with the Group’s (or any Group Member’s) business, which is understood by the Parties to be the sale of significant branded footwear regardless of whether it is offered at full-price, at discount or off-price, and regardless of the channel of distribution (such as department stores, specialty retail stores, for sale at “first-cost” or wholesale rates and/or for sale online), and the manufacture and design of footwear. Illustrations of businesses that compete with the Group’s business include, but are not limited to: Adidas; Amazon (footwear and accessories); Birkenstock; Brooks; Caleres Inc.; Champs Sports; Crocs; Deckers Outdoor; Dick’s Sporting Goods; Famous Footwear; Finish Line; Foot Locker; Genesco; Hey Dude; Kohl’s (footwear and accessories); Macy’s (footwear and accessories); Marc Fisher Footwear; New Balance; Nike; Nordstrom and Nordstrom Rack (Non-apparel); Off Broadway Shoes; Puma; Reebok; Shoe Carnival; Skechers USA; Steve Madden; Tapestry, Inc.; The TJX Companies, Inc. (T.J. Maxx; Marshall’s; The Maxx; Marmaxx) (footwear and accessories); Walmart (footwear and accessories); Wolverine World Wide; and Zappos.

Initials ______ Date ______ 5 1.06 Post-Termination Cooperation. As is required of Executive during employment, Executive agrees that during and after employment with any Group Members and without additional compensation (other than reimbursement for reasonable associated expenses), to cooperate with the Group (and with each Group Member) in the following areas: [1] Cooperation With the Company. Executive agrees [a] to be reasonably available to answer questions for the Group’s (and any Group Member’s) officers regarding any matter, project, initiative or effort for which Executive was responsible while employed by any Group Member and [b] to cooperate with the Group (and with each Group Member) during the course of all third-party proceedings arising out of the Group’s (and any Group Member’s) business about which Executive has knowledge or information. For purposes of this Agreement, “proceedings” includes internal investigations, administrative investigations or proceedings, arbitrations, and lawsuits (including pre-trial discovery and trial testimony) and “cooperation” includes [a] Executive being reasonably available for interviews, meetings, depositions, hearings and/or trials without the need for subpoena or assurances by the Group (or any Group Member), [b] preserving and providing any and all documents in Executive’s possession that relate to the proceeding, and [c] providing assistance in locating any and all relevant notes and/or documents. [2] Cooperation With Third Parties. Unless compelled to do so by lawfully- served subpoena or court order, Executive agrees not to communicate with, or give statements or testimony to, any opposing attorney, opposing attorney’s representative (including private investigator) or current or former employee relating to any matter (including pending or threatened lawsuits or administrative investigations) about which Executive has knowledge or information (other than knowledge or information that is not Confidential Information as defined in Section 1.02[2]) as a result of employment with the Group (or any Group Member) except in cooperation with the Company. Executive also agrees to notify the General Counsel of the Company immediately upon being contacted by a third party or receiving a subpoena or court order to appear and testify with respect to any matter affected by this Section and, if reasonably possible, prior to responding to any subpoena or court order, in order to provide the Company with the opportunity to seek any protective order or make any objections as the Company may see fit. [3] Cooperation With Media. Executive agrees not to communicate with, or give statements to, any member of the media (including print, television or radio media) relating to any matter (including pending or threatened lawsuits or administrative investigations) about which Executive has knowledge or information (other than knowledge or information that is not Confidential Information as defined in Section 1.02[2]) as a result of employment with the Group (or any Group Member). Executive also agrees to notify the General Counsel of the Company immediately after being contacted by any member of the media with respect to any matter affected by this Section but before any such information is provided to any member of the media.

Initials ______ Date ______ 6 1.07 Non-Disparagement. Executive shall not make any disparaging remarks about the Company and Executive will not make any disparaging remarks about the Company’s Chairman, Chief Executive Officer or any of the Group’s senior executives. However, this Section will not preclude [1] any remarks that may be made by Executive under the terms of Section 1.06[2] or that are required to discharge the duties described in this Agreement. 1.08 Notice of Subsequent Employment. Executive agrees to immediately notify the Company of any subsequent employment during the Salary Continuation Period after employment terminates. 1.09 Nondisclosure. Executive agrees not to disclose the terms of this Agreement in any manner to any person other than Executive’s manager, one of the Company’s Vice Presidents of Human Resources (or any Company representative they expressly approve for such disclosure), Executive’s personal attorney, accountant and financial advisor, and Executive’s immediate family or as otherwise required by law. 1.10 Remedies. Executive acknowledges that money will not adequately compensate the Group for the substantial damages that will arise upon the breach of any provision of Section 1.00. For this reason, any disputes arising under Section 1.00 will not be subject to arbitration under Section 6.00. If Executive breaches or threatens to breach any provision of Section 1.00, the Company will be entitled, in addition to other rights and remedies, to specific performance, injunctive relief and other equitable relief to prevent or restrain any breach or threatened breach of Section 1.00. 1.11 Return of Company Property. Upon termination of employment, Executive agrees to promptly return to the Company all property belonging to the Group or any Group Member. At the Company’s sole election, Executive may be directed to permanently destroy Company property that is electronically stored and will be required to sign a certification provided by the Company confirming that such destruction is complete. 2.00 TERMINATION AND RELATED BENEFITS 2.01 Rules of General Application. The following rules apply generally to the implementation of Section 2.00: [1] Method of Payment. If the amount of any installment payments is or becomes less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Internal Revenue Code of 1986, the Company may elect to pay such remaining installments as a lump sum. [2] Application of Pro Rata. Any pro rata share required to be paid under Section 2.00 will be based on the number of days between the first day of the fiscal year during which Executive terminates employment and the date that Executive terminates employment divided by the number of days in the fiscal year during which Executive terminates employment.

Initials ______ Date ______ 7 2.02 Involuntary Termination Without Cause. The Company may terminate Executive’s employment at any time Without Cause (as defined below) by delivering to Executive a written notice specifying the date termination is to be effective (“Involuntary Termination Without Cause”). If all requirements of this Agreement are met, the Company will make the following payments to Executive as of the effective date of Involuntary Termination Without Cause: [1] Base Salary. Beginning on the date of Involuntary Termination Without Cause, for the greater of [a] fifty-two (52) weeks; or [b] twelve (12) weeks plus one (1) additional week for every twelve (12) months of completed employment with the Company since the Executive’s date of hire (the “Salary Continuation Period”), the Company will continue to pay Executive’s base salary at the rate in effect on the effective date of Involuntary Termination Without Cause. If such amount exceeds two (2) times the annual compensation limit prescribed by Section 401(a)(17) of the Internal Revenue Code of 1986 (the “Involuntary Termination Limit”), then the Company will pay the severance obligation described in this Section 2.02[1] in two (2) payment streams. The first payment stream will be equal to the Involuntary Termination Limit, and the Company will pay this amount in equal biweekly installments, beginning on the date of the first pay period following Involuntary Termination Without Cause. The amount of the second payment stream will equal the amount in excess of the Involuntary Termination Limit. The Company will pay this amount in equal biweekly installments beginning on the date of the first pay period following the six (6) months after the date of Executive’s Involuntary Termination Without Cause. As a condition of this salary continuation, Executive is expected to promptly and reasonably pursue new employment. If during the Salary Continuation Period Executive becomes employed either as an employee or a consultant, Executive’s base salary paid by the Company will be reduced by fifty percent (50%) of the base salary amount for the remainder of the Salary Continuation Period. Executive agrees to immediately notify the Company of any subsequent employment or consulting work during the Salary Continuation Period. [2] Health Care. The Company will reimburse Executive for the cost of maintaining continuing health coverage under COBRA for a period of no more than twelve (12) months following the effective date of Involuntary Termination Without Cause, less the amount Executive is expected to pay as the regular employee premium for such coverage. Such reimbursements will cease if Executive becomes eligible for similar coverage under another benefit plan. Executive agrees to immediately notify the Company if Executive becomes eligible for coverage under another benefit plan. [3] Pro-Rata Cash Incentive Bonus. The Company will pay to Executive the pro-rata share of any cash incentive bonus earned for the amount of time Executive was employed; provided, however, that this pro-rata share will be paid only when [a] Executive was an eligible participant in the applicable bonus plan(s) as of the date of Executive’s Involuntary Termination Without Cause; and [b] the cash incentive bonus performance requirements have been achieved for all eligible

Initials ______ Date ______ 8 participants in the plan(s), as determined by the Company as of the date of Executive’s Involuntary Termination Without Cause. The pro-rata calculation will be based on the number of calendar days Executive was employed from the start of the applicable cash incentive bonus plan performance period until Executive’s termination date, as a percent of the total number of calendar days in the bonus plan performance period. The cash incentive bonus will be paid at the same time and using the same methods as all other eligible participants. [4] Equity Incentives. Subject to the terms of the Designer Brands Inc. 2005 Equity Incentive Plan, the Designer Brands Inc. 2014 Equity Incentive Plan, any future shareholder approved Company equity plan, and any applicable agreement, Executive shall have the following rights: [a] For these purposes, “Award” means any award granted under the Designer Brands Inc. 2005 Equity Incentive Plan, the Designer Brands Inc. 2014 Equity Incentive Plan, any future shareholder approved Company equity plan, and any other agreement, as such term is defined in the applicable plan. [b] With respect to nonqualified stock options, Executive will have ninety (90) days from the effective date of Involuntary Termination Without Cause, or the grant expiration date set forth in the applicable stock option agreement between Executive and the Company, whichever period is shorter, to exercise any portion of any outstanding nonqualified stock options that are vested and exercisable on the effective date of Involuntary Termination Without Cause, subject to the trading rules set forth in the Company’s policies and procedures, including the Designer Brands Inc. Insider Trading policy. [c] With respect to Awards that would vest solely upon the passage of time and such vesting date would occur within the twelve (12) month period following the effective date of Involuntary Termination Without Cause, such Award shall vest and, if applicable, be awarded to Executive as of the date of Involuntary Termination Without Cause. [d] With respect to Awards that would vest upon the satisfaction of a specified requirement, or upon satisfaction of the passage of time and satisfaction of a specified requirement: (i) if the Involuntary Termination Without Cause occurs on or before the second anniversary of the date of grant of the award, the entire award shall be forfeited, regardless of whether performance goals in prior performance periods were achieved; however, (ii) if the Involuntary Termination Without Cause occurs after the second anniversary but before the third anniversary of the date of grant of the award, such Award shall vest and be awarded to Executive upon the date of the Involuntary Termination Without Cause, calculated as follows. The amount of the vested Award will be equal to (a) the number of shares

Initials ______ Date ______ 9 earned based on achievement of the applicable performance goals during the first two performance periods of the award, plus (b) the number of shares that the Committee, in its sole discretion, reasonably expects to be earned based on projected performance as of the date of the Involuntary Termination Without Cause. [5] Other. Any rights accruing to Executive under any employee benefit plan, fund or program maintained by any Group Member will be distributed or made available as required by the terms of the plan fund or program or as required by law. 2.03 Definition of Cause. For these purposes, Cause means Executive’s [a] breach of Section 1.00 of this Agreement, including Scope of Duties, Confidential Information, Solicitation of Employees, Solicitation of Third Parties, Non-Competition, Post- Termination Cooperation, Non-Disparagement, Nondisclosure, and Return of Company Property; [b] willful, illegal or grossly negligent conduct that is materially injurious to the Company or any Group Member monetarily or otherwise; [c] violation of laws or regulations governing the Company or to any Group Member; [d] breach of any fiduciary duty owed to the Company or any Group Member, expressly including the duties of good faith, ordinary care, and to act in a manner that is not opposed to the best interests of the Company; [e] violation of a material provision of the Company’s or any Group Member’s policies and procedures; [f] involvement in any act of moral turpitude that has or could reasonably have an injurious effect on the Company (or any Group Member) or its reputation; [g] breach of the terms of any non-solicitation or confidentiality clauses contained in any agreement(s) with a former employer; [h] dishonesty or fraudulent conduct in violation of the Company’s or any Group Member’s policies or procedures; or [i] conviction of any crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude after all applicable rights of appeal have been exhausted or waived. By way of non-limiting example, conduct constituting Cause under part [f] of this Section 2.03 includes Executive’s engagement in or facilitation of, as determined by the Company, any form of harassment, sexual or otherwise, or any other sexual misconduct. The Company’s dissatisfaction with Executive’s performance, or the business results achieved, shall not, in and of itself, constitute Cause under this Section. 2.04 Subsequent Information. The terms of Section 2.03 will apply if, after Executive terminates, the Company learns of an event that, had it been known before Executive terminated employment, would have justified a termination for Cause. In this case, the Company will be entitled to recover (and Executive agrees to repay) any amounts (other than legally protected benefits) that Executive received. For purposes of this Agreement, “Involuntary Termination Without Cause” and “Without Cause” mean termination of Executive’s employment by the Company for any reason other than those set forth in Section 2.03 or 2.04. 3.00 NOTICE

Initials ______ Date ______ 10 3.01 How Given. Any notice permitted or required to be given under this Agreement must be given in writing and delivered in person or by registered, U.S. mail, return receipt requested, postage prepaid, or through Federal Express, UPS, DHL or any other professional delivery service that maintains a confirmation of delivery system. Any delivery must be addressed to the Company’s General Counsel at the Company’s then- current corporate offices or to Executive at Executive’s address as contained in Executive’s personnel file as of the last day of employment. 3.02 Effective Date. Any notice permitted or required to be given under this Agreement will be effective on the date it is delivered, in the event of personal delivery, or on the date its receipt is acknowledged, in the event of delivery by registered mail or through a professional delivery service described in Section 3.01. 4.00 RELEASE 4.01 General. In exchange for the payments and benefits described in Section 2.00 of this Agreement, upon termination Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns (together, the “Executive Representatives”) agree to execute a release forever discharging the Company, the Group and each Group Member and their executives, officers, directors, agents, attorneys, successors and assigns, from any and all claims, suits and/or causes of action that grow out of or are in any way related to Executive’s recruitment to or employment with the Company and all Group Members, other than: (i) any claim that the Company has breached this Agreement, and (ii) any charge filed with an administrative agency (although Executive and Executive Representatives waives any right to recover any money or other benefits arising from such charge(s)). This release includes, but is not limited to, any claims that the Company, the Group or any Group Member violated the Employee Retirement and Income Security Act of 1974; the Age Discrimination in Employment Act; the Older Worker’s Benefit Protection Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964 (as amended); the Family and Medical Leave Act; the Equal Pay Act of 1963 (as amended); the Genetic Information and Nondiscrimination Act of 2008; any law prohibiting discrimination, harassment or retaliation in employment; any claim of promissory estoppel or detrimental reliance, defamation, intentional infliction of emotional distress; or the public policy of any state, or any federal, state or local law. If Executive or Executive Representatives fails to execute this release, Executive or Executive Representatives agrees to forego any payment from the Company as if Executive had terminated employment voluntarily. Specifically, Executive and Executive Representatives agree that a necessary condition for the payment of any of the amounts described in Section 2.00 in the event of termination is Executive’s or Executive Representatives’ execution of this release upon termination of employment. Executive acknowledges that Executive is an experienced senior executive knowledgeable about the claims that might arise in the course of employment with the Company and knowingly agrees that the payments upon termination provided for in this Agreement are satisfactory consideration for the release of all possible claims.

Initials ______ Date ______ 11 4.02 Waiver and Release Under ADEA and OWBPA. Executive further expressly and specifically waives any and all rights or claims under the Age Discrimination in Employment Act of 1967 (ADEA) and the Older Workers’ Benefit Protection Act (OWPA). Executive acknowledges and agrees that this waiver of any right or claim under the ADEA and OWPA is knowing and voluntary, and specifically agrees as follows: [a] that this Agreement including but not limited to the waiver contained in this Section 4.02, is written in a manner which Employee understands; [b] that this waiver specifically relates to rights or claims under the ADEA and OWPA; [c] that Executive does not waive any rights or claims under the ADEA or OWPA that may arise after the date of the waiver; [d] that Executive waives rights or claims under the ADEA and OWPA in exchange for consideration in addition to anything of value to which Executive is already entitled; [e] that Executive is hereby advised in writing to consult with an attorney prior to executing the Agreement; [f] that Executive has been afforded a period of twenty-one (21) calendar days in which to consider the Agreement; and [g] that Executive may revoke the Agreement during the seven (7) calendar days following its execution. Notwithstanding the forgoing, nothing in this this Agreement is intended to, or shall, interfere with Executive’s rights under federal, state or local civil rights or employment discrimination laws to institute a charge of discrimination or an unfair labor practice charge, to participate in a proceeding with any appropriate federal, state or local government agency enforcing discrimination or labor laws, or to cooperate with any such agency in its investigation. By signing below, however, Executive understands and agrees that Executive shall not be entitled to any relief, recovery, or monies in connection with any such charge, claim or cause of action brought against the Company, regardless of who filed or initiated any such charge, claim or cause of action. 5.00 INSURANCE To the extent permitted by law and its organizational documents, the Company will include Executive under any liability insurance policy the Company maintains for employees of comparable status. The level of coverage will be at least as favorable to Executive (in amount and each other material respect) as the coverage of other employees of comparable status. This obligation to provide insurance for Executive will survive termination of this Agreement with respect to proceedings or threatened proceedings based on acts or omissions occurring during Executive’s employment with the Company or with any Group Member. 6.00 ARBITRATION 6.01 Acknowledgement of Arbitration. Unless stated otherwise in this Agreement, the Parties agree that arbitration is the sole and exclusive remedy for each of them to resolve and redress any dispute, claim or controversy involving the interpretation of this Agreement or the terms, conditions or termination of this Agreement or the terms, conditions or termination of Executive’s employment with the Group and with each Group Member, including any claims for any tort, breach of contract, violation of public policy or discrimination, whether such claim arises under federal or state law.

Initials ______ Date ______ 12 Section 6.0 specifically supersedes, replaces, and terminates any contemporaneous or previous agreement regarding arbitration, including but not limited to the Mutual Agreement to Arbitrate Claims, and any such agreement will have no further force or legal effect. Additionally, to the extent that any contemporaneous or previous agreement regarding arbitration exists, including but not limited to the Mutual Agreement to Arbitrate Claims, this Agreement constitutes an individual written agreement specifically altering and modifying such agreement. 6.02 Scope of Arbitration. The Executive expressly understands and agrees that claims subject to arbitration under this Section include asserted violations of the Employee Retirement and Income Security Act of 1974; the Age Discrimination in Employment Act; the Older Worker’s Benefit Protection Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964 (as amended); the Family and Medical Leave Act; the Equal Pay Act of 1963 (as amended); the Genetic Information and Nondiscrimination Act of 2008; any law prohibiting discrimination, harassment or retaliation in employment; any claim of promissory estoppel or detrimental reliance, defamation, intentional infliction of emotional distress; or the public policy of any state, or any federal, state or local law. Section 6.0 does not apply to: (1) claims for workers’ compensation benefits, state disability insurance, or unemployment insurance benefits; (2) any claim not subject to mandatory arbitration, applying the Federal Arbitration Act (FAA) to determine whether the claim is arbitrable, including, if Employee chooses, sexual assault and sexual harassment disputes as defined by section 401 of the FAA; and (3) any claim for benefits from an employee benefit plan or pension plan that has its own binding, non-judicial dispute resolution procedure. 6.03 Effect of Arbitration. The Parties intend that any arbitration award relating to any matter described in Section 6.00 will be final and binding on them and that a judgment on the award may be entered in any court of competent jurisdiction, and enforcement may be had according to the terms of that award. This Section will survive the termination or expiration of this Agreement. 6.04 Location of Arbitration. Arbitration will be held in Columbus, Ohio and will be conducted by a retired federal judge or other qualified arbitrator. The arbitrator will be mutually agreed upon by the Parties and the arbitration will be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). 6.05 Arbitration Procedures. The Parties will have the right to conduct discovery pursuant to the AAA rules and consistent with the expedited nature of arbitration. Generally, the Parties may take the depositions of all expert witnesses and up to (3) other individuals per Party. To the extent that a case warrants additional depositions or otherwise extensive discovery, the arbitrator will have the authority to approve the scope of such discovery. Additionally, the arbitrator will have the authority to establish an expedited discovery schedule and cutoff and to resolve any discovery disputes. The arbitrator will have no jurisdiction or authority to change any provision of this Agreement

Initials ______ Date ______ 13 by alterations of, additions to or subtractions from the terms of this Agreement. The arbitrator’s sole authority will be to interpret or apply any provision(s) of this Agreement or any public law alleged to have been violated. The arbitrator will be limited to awarding compensatory damages, including unpaid wages or benefits, but, to the extent allowed by law, will have no authority to award punitive, exemplary or similar-type damages. 6.06 Time for Initiating Arbitration. Any claim or controversy not sought to be submitted to arbitration, in writing, within one-hundred-twenty (120) days of the date the Party asserting the claim knew, or through reasonable diligence should have known, of the facts giving rise to that Party’s claim, will be deemed waived and the Party asserting the claim will have no further right to seek arbitration or recovery with respect to that claim or controversy. Both Parties agree to strictly comply with the time limitation specified in Section 6.00. For purposes of this Section, a claim or controversy is sought to be submitted to arbitration on the date the complaining Party gives written notice to the other that [1] an issue has arisen or is likely to arise that, unless resolved otherwise, may be resolved through arbitration under Section 6.00 and [2] unless the issue is resolved otherwise, the complaining Party intends to submit the matter to arbitration under the terms of Section 6.00. 6.07 Costs of Arbitration. Executive may be required to pay a filing fee to initiate arbitration. The Company will bear the arbitrator’s fee and other costs associated with any arbitration, unless the arbitrator elects to award these fees to the Company. 6.08 Arbitration Exclusive Remedy. The Parties acknowledge that, because arbitration is the exclusive remedy for resolving issues arising under this Agreement, neither Party may resort to any federal, state or local court or administrative agency concerning breaches of this Agreement or any other matter subject to arbitration under Section 6.00, except as otherwise provided in this Agreement, and that the decision of the arbitrator will be a complete defense to any suit, action or proceeding instituted in any federal, state or local court before any administrative agency with respect to any arbitrable claim or controversy. 6.09 Waiver of Jury. The Executive and the Company each waive the right to have a claim or dispute with one another decided in a judicial forum or by a jury, except as otherwise provided in this Agreement. 7.00 GENERAL PROVISIONS 7.01 Representation of Executive. Executive represents and warrants that Executive is not under any contractual or legal restraint that prevents or prohibits Executive from entering into this Agreement or performing the duties and obligations described in this Agreement. 7.02 Modification or Waiver; Entire Agreement. No provision of this Agreement may be modified or waived except in a document signed by Executive and the Company’s Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer or other person designated by the Company’s Board of Directors. This Agreement (including the

Initials ______ Date ______ 14 recitals to this Agreement which are incorporated and shall constitute a part of this Agreement), and any attachments referenced in the Agreement, constitute the entire agreement between the Parties regarding the employment relationship described in this Agreement, and any other agreements are superseded, replaced, terminated and of no further force or legal effect. No agreements or representations, oral or otherwise, with respect to Executive’s employment relationship with the Company have been made or relied upon by either Party which are not set forth expressly in this Agreement. 7.03 Governing Law; Severability; Choice of Law. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application of any provision of this Agreement to any person or circumstance, is, for any reason and to any extent, held invalid or unenforceable, such invalidity and unenforceability will not affect the remaining provisions of this Agreement of its application to other persons or circumstances, all of which will be enforced to the greatest extent permitted by law and Executive and the Company agree that the arbitrator (or judge) is authorized to reform the invalid or enforceable provision [1] to the extent needed to avoid the invalidity or unenforceability and [2] in a manner that is as similar as possible to the intent (as described in this Agreement). The validity, construction and interpretation of this Agreement and the rights and duties of the Parties will be governed by the laws of the State of Ohio, without reference to the Ohio choice of law rules. 7.04 No Waiver. Except as otherwise provided in Section 6.05, failure to insist upon strict compliance with any term of this Agreement will not be considered a waiver of any such term. 7.05 Withholding. All payments made to Executive under this Agreement will be reduced by any amount: [1] That the Company is required to withhold in advance payment of Executive’s federal, state and local income, wage and employment tax liability; and [2] To the extent allowed by law, that Executive owes (or, after employment is deemed to owe) to the Company. However, application of Section 7.05[2] will not extinguish the Company’s right to seek additional amounts from Executive (or to pursue other appropriate remedies) to the extent that the amount that may be recovered by application of Section 7.05[2] does not fully discharge the amount Executive owes to the Company and does not preclude the Company from proceeding directly against Executive without first exhausting its right of recovery under Section 7.05[2]. 7.06 Survival. The Parties agree that the covenants and promises set forth in this Agreement will survive the termination of this Agreement and continue in full force and effect. 7.07 Miscellaneous.

Initials ______ Date ______ 15 [1] This Agreement is personal to Executive, and, without the prior written consent of the Company, shall not be assignable by Executive other than by will or the laws of descent and distribution. [2] This Agreement will be binding upon and will inure to the benefit of Executive, Executive’s heirs and legal representatives and the Company and its successors. [3] The headings in this Agreement are inserted for convenience of reference only and will not be a part of or control or affect the meaning of any provision of the Agreement. 7.08 Successors to Company. This Agreement may and will be assigned or transferred to, and will be binding upon and will inure to the benefit of, any successor of the Company, and any successor will be substituted for the Company under the terms of this Agreement. As used in this Agreement, the term “successor” means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise, acquires all or essentially all of the assets of the business of the Company. Notwithstanding any assignment, the Company will remain, with any successor, jointly and severally liable for all its obligations under this Agreement. 7.09 IRC Section 409A Compliance. The parties will administer this Agreement in a good faith attempt to avoid imposition on Executive of penalties under Section 409A of the Internal Revenue Code of 1986 and the guidance promulgated thereunder. If Executive is a “specified employee” as defined under Section 409A, and to the extent any payments under this Agreement are otherwise payable in the period beginning with the termination date and ending six (6) months after the termination date and would subject Executive to penalties under Section 409A, such payments will be delayed, aggregated, and paid as soon as practicable after the date that is six (6) months after the date of termination. For purposes of this Agreement, “termination of employment” or any similar term shall be interpreted consistent with the definition of “separation from service” under Section 409A. EXECUTIVE ACKNOWLEDGES, DECLARES, AND REPRESENTS THAT: (A) EXECUTIVE HAS FULLY READ AND FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO EXECUTIVE’S RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND THE OLDER WORKERS BENEFIT PROTECTION ACT; (B) EXECUTIVE HAS BEEN ADVISED BY THE COMPANY IN WRITING BY THIS AGREEMENT TO CONSULT WITH LEGAL COUNSEL OF EXECUTIVE’S CHOICE PRIOR TO EXECUTING THIS AGREEMENT AND THE RELEASE PROVIDED FOR IN THIS AGREEMENT;

Initials ______ Date ______ 16 (C) EXECUTIVE HAS BEEN INFORMED BY THE COMPANY AND EXECUTIVE AGREES THAT EXECUTIVE HAS TWENTY-ONE (21) DAYS AFTER RECEIVING THIS AGREEMENT, TO ACCEPT, SIGN, AND DATE THIS AGREEMENT; (D) EXECUTIVE UNDERSTANDS EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE ITS TERMS (THE “REVOCATION PERIOD”) BY SENDING WRITTEN NOTICE OF REVOCATION TO COMPLIANCE@DESIGNERBRANDS.COM; (E) EXECUTIVE HAS BEEN INFORMED BY THE COMPANY THAT THIS AGREEMENT WILL BECOME EFFECTIVE ONLY IF EXECUTIVE ACCEPTS AND SIGNS THIS AGREEMENT AND ONLY IF EXECUTIVE DOES NOT REVOKE EXECUTIVE’S ACCEPTANCE WITHIN THE REVOCATION PERIOD; (F) NO PROMISE, INDUCEMENT OR AGREEMENT HAS BEEN MADE EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT TOTALLY REPLACES AND SUPERSEDES ANY AND ALL PRIOR ORAL OR WRITTEN CONTRACTS, AGREEMENT, LETTERS OR UNDERSTANDINGS OF THE PARTIES; AND (G) EXECUTIVE HAS VOLUNTARILY AND KNOWINGLY SIGNED THIS AGREEMENT, FULLY INTENDING TO BE BOUND BY ITS TERMS. [Signature Page Follows]

Initials ______ Date ______ 17 IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, which includes an arbitration provision, and consists of sixteen (16) pages. The Parties acknowledge and agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. EXECUTIVE Sheam Toal Dated: ______ DESIGNER BRANDS INC. Doug Howe Chief Executive Officer Dated: ______